UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 16, 2019

TRAQIQ, INC.

(Exact Name of Registrant as Specified in its Charter)

California	333-172658	30-0580318
(State or other jurisdiction of incorporation)	(Commission File number)	(IRS Employer Identification No.)

14205 SE 36th Street, Suite 100, Bellevue, WA 98006

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code (425) 818-0560

(Former name or former address, if changed since last report.)

Copies to:

Donald P. Hateley, Esq.

Hateley & Hampton

620 Newport Center Drive, Suite 1100

Newport Beach, CA 92660-8011

Phone: (949) 438-1040

Fax: (310) 388-5899

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 305 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Agreement

Share Exchange Agreement. On May 16, 2019, TraqIQ, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Mann-India Technologies Private Ltd., an Indian corporation (“Mann India”) and its shareholders (the “Mann India Shareholders”) whereby the Mann India Shareholders agreed to exchange all of their respective shares in Mann India in exchange for warrants (the “Warrants”) to purchase 1,329,272 shares of the Company’s common stock, par value $0.0001, for a period of 5 years, at an exercise price of $0.0001 per share, subject to certain conditions as set forth in the Share Exchange Agreement. The Mann India Shareholders will each be allocated their respective Warrants on a pro rata basis based on their respective holdings in Mann India.

The foregoing description of the Share Exchange Agreement and the Warrants is qualified in its entirety by reference to the Share Exchange Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

Item 3.02:	Unregistered Sales of Equity Securities

(a) As described above in Item 1.01, we agreed to issue the Warrants to the Mann India Shareholders in exchange for all of their respective shares.

In the sale and issuance of the Warrants, no general solicitation was made either by the Company or by any person acting on our behalf. The transactions were privately negotiated and did not involve any kind of public solicitation. No underwriters or agents were involved in the foregoing sales and issuances and the Company paid no underwriting discounts or commissions. The securities were acquired for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof, and contains customary restrictions on transfer. The issuances of the securities are exempt from registration under the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereunder, as a transaction by an issuer not involving any public offering.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “forecast” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Forward-looking statements are based on management’s current expectations or beliefs about the Company’s future plans, expectations and objectives. These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements and other risk factors that may be described from time to time in the Company’s filings with the Securities and Exchange Commission. Readers of this release are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date stated, or if no date is stated, as of the date of this Current Report. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release, unless required by law.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The Company intends to file the financial statements of Mann India required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date of this Current Report on Form 8-K is required to be filed.

(b)	Pro forma Financial Information.

The Company intends to file the pro forma financial information required by Items 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date of this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit Number	Description
4.1	Form of Warrant Agreement, dated May 16, 2019 between the Company and Mann India Shareholders

10.1	Share Exchange Agreement dated May 16, 2019 between the Company and Mann-India Technologies Private Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

TRAQIQ, INC.

Date: May 20, 2019	/s/Ajay Sikka
Ajay Sikka
Chief Executive Officer

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